                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                             West Suburban Bancorp, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                      WEST
                                    SUBURBAN
                                    BANCORP,
                                      INC.

                                      1995

                                 NOTICE OF 1995
                                 ANNUAL MEETING
                                       AND
                                 PROXY STATEMENT

                           WEST SUBURBAN BANCORP, INC.
                              711 SOUTH MEYERS ROAD
                            LOMBARD, ILLINOIS  60148


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 10, 1995




To the Shareholders of West Suburban Bancorp, Inc.

Notice is hereby given that the Annual Meeting of Shareholders of West Suburban Bancorp, Inc., an Illinois corporation (the "Company"), will be held on Wednesday, May 10, 1995, at 8:00 A.M. local time, at the Company's headquarters located at 711 South Meyers Road, Lombard, Illinois 60148, for the purpose of considering and acting upon:

     1.   the election of five directors of the Company;

     2. the ratification of the engagement of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 1995; and

     3. such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has set the close of business on March 15, 1995, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The transfer books of the Company will not be closed.

                                   By Order of the Board of Directors,

April 7, 1995
Lombard, Illinois
                                   Kevin J. Acker
                                   Chairman of the Board



                            YOUR VOTE IS IMPORTANT.
                        PLEASE SIGN, DATE AND RETURN THE
                           ACCOMPANYING PROXY PROMPTLY.

                           WEST SUBURBAN BANCORP, INC.

                                 PROXY STATEMENT



This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of West Suburban Bancorp, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, May 10, 1995, at 8:00 A.M. local time, at the Company's headquarters located at 711 South Meyers Road, Lombard, Illinois 60148, and at any adjournment or adjournments thereof.

The Board of Directors of the Company would like to have all shareholders represented at this year's Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are urged to complete, date and sign your proxy, then return it to the Company in the accompanying envelope. No postage need be affixed if mailed in the United States. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting. Unless revoked prior to its exercise, any proxy given pursuant to this solicitation will be voted at the Annual Meeting.

The Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed form of proxy will first be mailed to the shareholders of the Company on or about April 7, 1995. Your proxy is solicited by the Board of Directors and the cost of the solicitation, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of common stock of the Company, will be paid by the Company. Additionally, proxies may be solicited by personal interview, telephone or telegram by the officers, employees or directors of the Company or its subsidiaries, none of whom will receive any compensation for such solicitation in addition to his or her regular compensation.

The Company is a multi-bank holding company registered under the Bank Holding Company Act of 1956 and a thrift holding company registered under the Home Owner's Loan Act. The Company's subsidiaries include: West Suburban Bank, Lombard, Illinois ("WSB"); West Suburban Bank of Downers Grove/Lombard, Downers Grove, Illinois ("WSB Downers Grove"); West Suburban Bank of Darien, Darien, Illinois ("WSB Darien"); West Suburban Bank of Carol Stream/Stratford Square, Bloomingdale, Illinois ("WSB Carol Stream"); and West Suburban Bank of Aurora, F.S.B., Aurora, Illinois ("WSB Aurora"). WSB, WSB Downers Grove, WSB Darien and WSB Carol Stream may be referred to collectively in this Proxy Statement as the "Bank Subsidiaries" and, individually, as a "Bank Subsidiary." The Bank Subsidiaries and WSB Aurora may be referred to collectively in this Proxy Statement as the "Subsidiaries."

As of March 15, 1995, the Company had two classes of outstanding voting securities entitled to vote at the Annual Meeting. As of that date, there were outstanding 347,015 shares of Class A Common Stock, no par value (the "Company Class A Stock"), and 85,480 shares of Class B Common Stock, no par value (the "Company Class B Stock"). The Company Class A Stock and the Company Class B Stock are sometimes hereafter collectively referred to as the "Company Common Stock." Each share of Company Common Stock is entitled to five votes and the Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), do not provide for cumulative voting.

A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions are considered present at the Annual Meeting and counted in determining whether a quorum is present. Shares represented by broker non-votes are not considered present at the Annual Meeting and are not counted in determining whether a quorum is present. With respect to all matters, abstentions and broker non-votes will be counted as no votes in determining the number of shares voted for or against any proposal.

An Annual Report for the fiscal year ending December 31, 1994, containing financial and other information pertaining to the Company, is included herewith. The consolidated financial statements of the Company and the Subsidiaries, which are contained in the Annual Report, are incorporated herein by reference. The mailing address of the Company's principal executive offices is 711 South Meyers Road, Lombard, Illinois 60148.

                              ELECTION OF DIRECTORS

At the Annual Meeting of Shareholders on May 10, 1995, five directors are to be elected to serve on the Company's Board of Directors until the next annual meeting of shareholders or until their successors are elected and qualified. It is the intention of the persons named as proxies on the enclosed form of proxy to vote such proxy, unless indicated otherwise by the shareholder, in favor of the election of the nominees named below. Other than David S. Bell, all of the nominees are incumbent directors.

If for any reason any of the nominees shall become unavailable for election, the proxy will be voted for nominees selected by the Board of Directors. At this time, the Board of Directors knows of no reason why any nominee would not be available for election. The vote of a majority of the shares of Company Common Stock represented in person or by proxy at the Annual Meeting will be required to elect the nominees named below to the Company's Board of Directors.

THE NOMINEES

As of March 15, 1995, information concerning the nominees for election to the Company's Board of Directors is set forth below:



                               Positions Held with
                                  the Company            Director   Years with
Name                 Age   (unless otherwise specified)    Since      Company
- ----                 ---   ----------------------------  --------   ----------
Kevin J. Acker        45   Chairman of the Board, Vice
                           President and Director          1986         9

John A. Clark         46   President, Chief Executive
                           Officer and Director            1986         9

Charles P. Howard     42   Director                        1994         1

Peggy LoCicero        39   Director of WSB and Director    1994         1

David S. Bell         42   Director of WSB                  ---        ---


The business experience of each of the above-mentioned nominees for the past five or more years, and certain other biographical information, is set forth below:

KEVIN J. ACKER. Mr. Acker became Chairman of the Board during 1993 and has been a Vice President and director of the Company since it was incorporated in 1986. From 1975 to 1982 he served as Executive Vice President of WSB Carol Stream and has been President of that bank since 1982 and director since 1979. He received his M.B.A. from Indiana University in 1973. Ralph L. Acker is the father of Kevin J. Acker, Craig R. Acker, Chief Operating Officer and Vice President of the Company, Keith W. Acker, Chairman of the Board and President of WSB, and Alana S. Acker, Chairman of the Board and President of WSB Darien.

JOHN A. CLARK. Mr. Clark is President and Chief Executive Officer of the Company, and has been a director and officer of the Company since it was incorporated in 1986. Mr. Clark was the Chairman of the Board until May 1993. From 1980 to the present, Mr. Clark has also been the Executive Vice President of WSB and a director of that bank since 1983. From 1980 to the present, Mr. Clark has also been a Vice President of WSB Downers Grove, WSB Darien and WSB Carol Stream. From July 1990 to January 1992 Mr. Clark was the President and Chairman of the Board of WSB Aurora. Since January 1992 Mr. Clark has been the Executive Vice President and Chairman of the Board of WSB Aurora. Mr. Clark received a B.S. degree from the University of Wisconsin at Stevens Point, Wisconsin.

CHARLES P. HOWARD. Mr. Howard has served as director of WSB Downers Grove from 1984 to 1990. Since 1971 he has served as Vice President of Howard Concrete Company, Inc. except from 1990 to 1993 while he served as a board member and General Manager of Christian Books Melanesia, Inc. of Papua New Guinea, a publishing concern serving the South Pacific region. He received a B.A. from Trinity College in 1990. He is the brother of Eileen Abbamonte and Brian Howard, directors of WSB Downers Grove and WSB Carol Stream, respectively.

PEGGY LOCICERO. Ms. LoCicero has served as Cashier of WSB from 1985 to 1987 and has served as director of that bank since that time. From 1981 to 1987 she served as director of WSB Carol Stream. She received a B.A. degree from Elmhurst College in 1977. She is the sister of Randall and Thomas Patterson, directors of WSB Downers Grove and WSB Darien, respectively.

DAVID S. BELL. Mr. Bell has served as director of WSB since 1990. He was a director of WSB Carol Stream from 1982 to 1990. From 1974 to present, he has maintained and operated a public accounting practice. Mr. Bell is a partner in Lexington Square Senior and Health Care Centers. He received a B.S. and M.B.A. degree from Northern Illinois University in DeKalb, Illinois and a M.S. degree from DePaul University in Chicago. Mr. Bell is the son of James Bell, a director emeritus of WSB, and the brother of Jeffrey Bell, a director of WSB Downers Grove.

The Company's Board of Directors held four meetings during 1994. All incumbent directors attended each meeting of the Company's Board of Directors during 1994. The Compensation Committee determines the compensation of the executive officers of the Company. Other than the Compensation Committee, the Company's Board of Directors does not maintain any standing committees.

The Company does not compensate its directors. However, during 1994, Mr. Acker received $6,000, Mr. Clark received $9,000 and Ms. LoCicero received $6,000 for serving as directors of certain of the Subsidiaries.

                          _____________________________

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR
                     SHARES FOR THE ELECTION OF THE NOMINEES
                          _____________________________




             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

On October 21, 1993, the Company replaced Bansley and Kiener LLP, who were the Company's auditors for the fiscal year ended December 31, 1992, with Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1993. The decision to engage new auditors was recommended by the Company's management and approved by the Company's Board of Directors following the receipt of various proposals for auditing services. The reports of Bansley and Kiener LLP on the Company's consolidated financial statements for the year ended December 31, 1992 did not contain an adverse opinion or a disclaimer of opinion, and the report was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company's financial statements for the fiscal year ended December 31, 1992, and in the subsequent interim period, there were no unresolved issues, scope restrictions, unanswered questions or disagreements with Bansley and Kiener LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Bansley and Kiener LLP, would have caused Bansley and Kiener LLP to make reference to the matter in their report, and Bansley and Kiener LLP did not advise the Company that any of the events described in Item 304(a)(1)(v) of Regulation S-K had occurred.

During the Company's fiscal year ended December 31, 1992 and the subsequent period prior to engaging Deloitte & Touche LLP, the Company (or anyone on the Company's behalf) did not consult Deloitte & Touche LLP regarding (I) either the application of accounting principles to a specified transaction (either completed or proposed) or the type of audit opinion that might be rendered on the Company's financial statements and as such no written report was provided to the Company and no oral advice was provided that the new accountant concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of disagreement or a reportable event.

The Board of Directors has engaged Deloitte & Touche LLP to audit the financial statements of the Company and its subsidiaries for the year ended December 31, 1995, subject to the ratification of the engagement by the Company's shareholders. A representative of Deloitte & Touche LLP is expected to attend the Meeting and to be available to respond to appropriate questions. The representative will also have an opportunity to make a statement if he or she so desires. If the appointment of the new auditors is not ratified, the matter of the appointment of auditors will be considered by the Board of Directors.

                          _____________________________

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR
     SHARES FOR THE RATIFICATION OF THE ENGAGEMENT OF DELOITTE & TOUCHE LLP
                          _____________________________




                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of March 15, 1995, to the knowledge of the Company's Board of Directors, the following persons were beneficial owners of more than five percent (5%) of either class of the Company Common Stock.


                        Name and Address of           Amount and Nature of
 Title of Class           Beneficial Owner          Beneficial Ownership (1)     Percentage of Class
- ----------------- -------------------------------   ------------------------     -------------------
  Common Stock               James Bell                     19,338 - Class A         5.57% - Class A
                  c/o West Suburban Bancorp, Inc.            1,024 - Class B         1.20% - Class B
                       711 South Meyers Road
                         Lombard, IL  60148

  Common Stock           Keith W. Acker(2)                  21,455 - Class A         6.18% - Class A
                  c/o West Suburban Bancorp, Inc.            2,464 - Class B         2.88% - Class B
                       711 South Meyers Road
                         Lombard, IL  60148

  Common Stock           Craig R. Acker(2)                  18,836 - Class A         5.43% - Class A
                  c/o West Suburban Bancorp, Inc.            2,494 - Class B         2.92% - Class B
                       711 South Meyers Road
                         Lombard, IL 60148

  Common Stock           Kevin J. Acker(2)                  17,640 - Class A         5.08% - Class A
                  c/o West Suburban Bancorp, Inc.            2,174 - Class B         2.54% - Class B
                       711 South Meyers Road
                      Lombard, Illinois 60148
______________________________________

(1)  Includes shares held directly or held by certain members of the named individuals' families over which shares the named individuals may be deemed to have shared voting and investment power.  Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares.

(2)  A member of the Acker family.  The Acker family consists of Ralph L. Acker, Keith W. Acker, Kevin J. Acker, Craig R. Acker and
     Alana S. Acker and their related interests, and owns, in aggregate, 76,405 shares of Company Class A Stock and 9,103 shares of
     Company Class B Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 15, 1995, with respect to the shares of the Company Common Stock beneficially owned by: (i) each executive officer listed in the Summary Compensation Table; (ii) each nominee for election as a director; (iii) all officers and directors of the Company as a group; and (iv) all directors and officers of the Company and the Subsidiaries as a group.


          Name and Positions With Company                  Amount and Nature of
           (unless otherwise specified)                  Beneficial Ownership (1)     Percentage of Class
- -----------------------------------------------------  ---------------------------   --------------------
                    Kevin J. Acker                           17,640 - Class A             5.08% - Class A
  Chairman of the Board, Vice President and Director          2,174 - Class B             2.54% - Class B

                     John A. Clark                            4,706 - Class A             1.36% - Class B
    President, Chief Executive Officer and Director           2,458 - Class B             2.88% - Class B

                    Peggy LoCicero                            6,035 - Class A             1.74% - Class A
                Director of the Company                         638 - Class B             0.75% - Class B

                   Charles P. Howard                          9,612 - Class A             2.77% - Class A
                Director of the Company                       1,363 - Class B             1.59% - Class B

                     David S. Bell                              418 - Class A             0.12% - Class A
                   Director Nominee                             334 - Class B             0.39% - Class B

                    Craig R. Acker                           18,836 - Class A             5.43% - Class A
      Chief Operating Officer and Vice President              2,494 - Class B             2.92% - Class B

                     Duane G. Debs                              257 - Class A             0.07% - Class A
Chief Financial Officer, Vice President, Secretary and          116 - Class B             0.14% - Class B
                       Treasurer

                    Keith W. Acker                           21,455 - Class A             6.18% - Class A
             Chairman and President of WSB                    2,464 - Class B             2.88% - Class B

                 Michael P. Brosnahan                           376 - Class A             0.11% - Class A
             Senior Vice President of WSB                       394 - Class B             0.46% - Class B

All directors and executive officers of the Company as       79,335 - Class A            22.86% - Class A
                  a group (9 persons)                        12,435 - Class B            14.55% - Class B

  All directors and executive officers of the Company       113,575 - Class A            32.73% - Class A
      and the Subsidiaries as a group (29 persons)           25,230 - Class B            29.52% - Class B

______________________________________

(1) Includes stock beneficially owned through the West Suburban Bank Employee Stock Ownership Plan and Trust (the "Plan"). The information contained in this column is based upon information furnished to the Company by the individuals named above and the members of the designated group and includes shares held directly and in a fiduciary capacity, and held by certain members of the named individuals' families over which shares of the named individuals may be deemed to have shared voting and investment power. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and directors and persons who own more than 10% of the Company Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which the Company's shares of Company Common Stock are traded, if any. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of the copies of such forms furnished to the Company and, if appropriate, representations made to the Company by any such reporting person concerning whether a Form 5 was required to be filed for the 1994 fiscal year, the Company is not aware that any of its directors and executive officers or 10% shareholders failed to comply with the filing requirements of Section 16(a) during the period commencing January 1, 1994 through December 31, 1994, except that Mr. Kevin Acker failed to file his Form 4 reporting two February, 1994 transactions on a timely basis and Ms. LoCicero and Mr. Howard each failed to file his or her Form 3 on a timely basis.


                             EXECUTIVE COMPENSATION

Presented below is a Summary Compensation Table that sets forth the remuneration of the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company (and its Subsidiaries) whose salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1994:


                            SUMMARY COMPENSATION TABLE


                                               Annual Compensation
             Name and                   ----------------------------------
            Principal                                                             All Other
             Position                    Year      Salary(1)       Bonus       Compensation(2)
- -----------------------------------     ------    -----------    ---------    -----------------
John A. Clark                            1994       $213,568      $25,000          $22,500
Chief Executive Officer, President       1993       $213,741      $37,500          $30,000
and Director                             1992       $208,456      $37,500          $30,000

Kevin J. Acker                           1994       $212,876      $25,000          $22,500
Chairman of the Board, Vice              1993       $208,690      $25,000          $30,000
President and Director                   1992       $210,885      $25,000          $30,000

Craig R. Acker                           1994       $212,876      $25,000          $22,500
Chief Operating Officer                  1993       $207,274      $25,000          $30,000
                                         1992       $210,829      $25,000          $30,000

Keith W. Acker                           1994       $212,876      $25,000          $22,500
Chairman of the Board and                1993       $215,525      $25,000          $30,000
President of WSB                         1992       $214,790      $25,000          $30,000

Michael P. Brosnahan                     1994       $149,417      $15,000          $22,500
Senior Vice President of WSB             1993       $145,885      $15,000          $23,383
                                         1992       $144,535      $15,000          $23,180

- -----------------------------------------

(1) Includes amounts deferred pursuant to certain Deferred Compensation Agreements (as defined herein) between certain of the Subsidiaries and the named executive officers.

(2)  Represents contributions by the Company and the Subsidiaries to the Plan.



REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

As members of the Board of Directors, it is our duty to review compensation levels of members of management, evaluate the performance of management, consider management succession and related matters. In addition, we administer
the Company's various incentive plans, including its annual bonus plan.   The
Board of Directors reviews in detail all aspects of compensation of its executive officers.

Since 1989, the Company has entered into employment contracts with its executive officers. The employment contracts establish a base salary, as well as a minimum annual percentage salary increase intended to adjust the executive officer's salary for inflation, increases in the cost of living, length of service and similar factors.

Originally, the minimum annual percentage salary increase represented 10% of the executive officer's then base salary. However, the Company's executive officers, including the Company's Chief Executive Officer, agreed to amend their employment contracts to reduce the minimum annual percentage salary increase to 5% of base salary to take into account the reductions in the annual rates of inflation and the cost of living that have occurred in recent years. The Company's employment contracts with its executive officers also provide for the payment of a bonus in a minimum amount. In accordance with the terms of his employment contract, Mr. Clark's compensation increased approximately $9,000 during 1994.

The compensation philosophy of the Company is that compensation increases in excess of the minimums required by the terms of employment contracts must relate to, and be contingent upon, the performance of the Company and should be based upon individual performance, the performance of the operating unit for which the executive officer has primary responsibility, the financial performance of the Company as a whole and the Company's strategic objectives.

While compensation is presently linked to performance based upon an existing set of guidelines, the Compensation Committee intends to evaluate current compensation practices to determine whether further refinements to these guidelines are appropriate.

The Compensation Committee does not believe that the limitations on the deductibility of executive compensation imposed under Section 162(m) of the Internal Revenue Code of 1986, as amended, will affect the deductibility of compensation expected to be paid during 1995 to the Company's executives. However, the Committee will continue to evaluate the impact which Section 162(m) may have on the Company and take such actions as it deems appropriate.

                          Submitted by the Board of the Directors of the Company

                                                                   John A. Clark
                                                                  Kevin J. Acker
                                                                      James Bell
                                                               Charles P. Howard
                                                                  Peggy LoCicero

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


The directors of the Company, and some of the corporations and firms with which the directors are associated, are customers of the Subsidiaries in the ordinary course of business, and/or are indebted to the Subsidiaries for loans in the amount of $60,000 or more, and its is anticipated that they will continue to be customers of, and indebted to, the Subsidiaries in the future. All such loans, however, were made in the ordinary course of business, did not involve more than the normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable loans made by the Subsidiaries in transactions with unaffiliated persons, although directors were regularly allowed the lowest interest rate given to others on personal loans.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the S&P 500 Stock Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Board of Directors has selected a peer group consisting of the following eleven regional multi-bank holding companies located in the midwest: AMCORE Financial, Inc., First Busey Corporation, First Colonial Bankshares Corporation, First Oak Brook Bancshares, Inc., Heritage Financial Services, Merchants Bancorp, Inc., Old Second Bancorp, Inc., Pinnacle Banc Group, Inc. and Premier Financial Services, Inc. These companies were selected based on their similarity in size, loan portfolio and business areas to the Company. Northwest Illinois Bancorp, Inc. and Suburban Bancorp, Inc. were removed from the peer group because during 1994 they were acquired by other firms and no longer exist as independent companies.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  (Assumes $100 invested on December 31, 1989)



[GRAPH]


The following table sets forth the dollar amounts of the annual Total Returns for the Company, the peer group and the S&P 500 Stock Index which are plotted on the above line graph. Total Return represents the sum of dividends received, assuming divided reinvestment, and the increase (or decrease) in the share price at the end of the period compared to the beginning of the period, divided by the share price at the beginning of the period.





                                Total Return Based on Initial Investment of $100
                   -------------------------------------------------------------------------
                   1989           1990         1991          1992          1993         1994
                   ----           ----         ----          ----          ----         ----

The Company        $100           $125         $164          $194          $226         $248

Peer Group         $100           $ 70         $ 88          $122          $157         $164

S&P 500            $100           $ 97         $126          $136          $150         $152

- --------------------------

The Total Returns of the companies included in the above peer group have been assigned various weights based on their relative market capitalizations. The weights assigned to each company included in the above peer group are as follows:

                                       Annual Market Capitalization Weights (%)
                                       ----------------------------------------
                                        1990     1991     1992   1993      1994
                                        ----     ----     ----   ----      ----
AMCORE Financial, Inc.                  21.8%    15.5%    15.2%  19.7%     22.4%
First Busey Corporation                 14.2%    13.1%    11.5%   9.0%     10.0%
First Colonial Bankshares, Inc.         22.9%    17.4%    22.3%  16.4%     15.8%
First Oak Brook Bancshares, Inc.         5.8%     3.9%     5.7%   4.9%      5.1%
Heritage Financial Services             15.3%    12.3%    14.6%  13.9%     12.7%
Merchants Bancorp, Inc.                  5.2%     3.0%     3.1%   4.0%      5.5%
Old Second Bancorp, Inc.                10.4%     8.7%     7.9%   8.6%      8.4%
Pinnacle Banc Group, Inc.               ----     22.1%    15.1%  18.2%     15.4%
Premier Financial Services, Inc.         4.4%     4.0%     4.6%   5.3%      4.7%
                                        ----     ----     ----   ----      ----
                                         100%     100%     100%   100%      100%
                                        ----     ----     ----   ----      ----
                                        ----     ----     ----   ----      ----

EMPLOYMENT AGREEMENTS

Certain of the Subsidiaries have entered into Employment Agreements (the "Employment Agreements") with certain executive officers of the Company and the Subsidiaries, including each of the individuals named in the Summary Compensation Table (the "Covered Executives"). The purpose of the Employment Agreements is to ensure the continued employment of the executive officers with the Company and the Subsidiaries. Generally, the Employment Agreements of the Covered Executives are identical except for differences in the cash compensation and incentive payments of the Covered Executives.

The Employment Agreements provide for: an initial annual base salary during 1994 equal to $213,568, $212,876, $212,876, $212,876 and $149,417 for John Clark,
Kevin Acker, Craig Acker, Keith Acker and Michael Brosnahan, respectively, and eligibility for Company sponsored employee benefits. The Covered Executives (other than Mr. Brosnahan) are also entitled to an annual cash bonus in the minimum amount of $25,000 based on certain factors that include the performance of the Company. The Employment Agreements have an initial five-year term, with annual one-year extensions unless the Company or a Covered Executive has provided a notice of non-renewal at least 120 days prior to the anniversary thereof. Each Employment Agreement will terminate upon the Covered Executive's death or disability. The Company is obligated to pay or provide to the Covered Executive continued salary and benefits until the earlier of the expiration of the term of the Employment Agreement or the Covered Executive's termination for "cause," which is defined to include, without limitation, the death or permanent disability of the Covered Executive, a material violation by the Covered Executive of any applicable material law or regulation with respect to the Company's business, the conviction of the Covered Executive of a felony, and the willful or negligent failure of the Covered Executive to perform his duties under the Employment Agreement.

In the event of a "change in control" of the Company, as defined under the Employment Agreements, either the Company, or its successor, is obligated to make a lump sum payment equal to five times the Covered Executive's most recent annual salary (except Mr. Brosnahan whose Employment Contract provides for a lump sum payment equal to three times his most recent annual salary).

DEFERRED COMPENSATION AGREEMENTS

Certain of the Subsidiaries have entered into Deferred Compensation Agreements (the "Deferred Compensation Agreements") with certain executive officers of the Company and the Subsidiaries, including each of the individuals named in the Summary Compensation Table. The purpose of the Deferred Compensation Agreements is to ensure the continued employment of the executive officers with the Company and its Subsidiaries and to assist the executives in establishing a program to provide supplemental retirement benefits, disability and pre-retirement death benefits. The amount of the benefits deferred by the Company's Chief Executive Officer and the four most highly compensated executives is included in the Summary Compensation Table under the Salary column.

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

The respective boards of directors of WSB, WSB Downers Grove, WSB Darien, WSB Carol Stream and WSB Aurora have taken the actions necessary to allow their respective employees to participate in the Plan. The Plan is a tax-qualified stock bonus plan under Section 401(a) of the Internal Revenue Code of 1986, as amended. The Plan is designed to provide incentives to participants by giving them a proprietary interest in the Company. The Plan is an individual account defined contribution plan, which means that an individual account is established for each participant of the Plan and that the amount of benefits payable upon retirement, disability or death is based upon the amount of the employer's contributions and any income, expenses, gains or losses which may be allocated to the participant's account. Thus, the amount payable at retirement is not precisely determinable.


              TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES

Some of the directors and officers of the Company, and some of the corporations and firms with which these individuals are associated, are customers of the Subsidiaries in the ordinary course of business, and/or are indebted to a Subsidiary for loans in the amount of $60,000 or more, and it is anticipated that they will continue to be customers of and indebted to the Subsidiaries in the future. All such loans, however, were made in the ordinary course of business, did not involve more than the normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable loans made by the Subsidiaries in transactions with unaffiliated persons, although directors were regularly allowed the lowest interest rate given to others on personal loans.


                            PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the 1996 Annual Meeting of Shareholders must be received by the Secretary of the Company, 711 South Meyers Road, Lombard, Illinois 60148, no later than December 1, 1995 in order for such proposal to be included in the Company's 1996 Proxy Statement.


                           FAILURE TO INDICATE CHOICE

IF ANY SHAREHOLDER FAILS TO INDICATE A CHOICE IN ITEM (1) ON THE PROXY, THE SHARES OF SUCH SHAREHOLDER SHALL BE VOTED (FOR) EACH OF THE NOMINEES. IF ANY SHAREHOLDER FAILS TO INDICATE A CHOICE IN ITEM (2) ON THE PROXY, THE SHARES OF SUCH SHAREHOLDER SHALL BE VOTED (FOR) SUCH PROPOSAL.


                                    FORM 10-K

The Company will furnish without charge a copy of its report on Form 10-K for the fiscal year ended December 31, 1994, including the financial statements and the schedules and exhibits thereto, upon written request of any shareholder of the Company. Requests for such materials should be directed to Mr. Duane G. Debs, Chief Financial Officer, West Suburban Bancorp, Inc., 711 South Meyers Road, Lombard, Illinois 60148.

                                 OTHER BUSINESS

It is not anticipated that any matters will be presented to the shareholders other than those mentioned in this Proxy Statement. However, if other matters are brought before the meeting, it is intended that the persons named in the proxies will vote those proxies, insofar as the same are not limited to the contrary, as the Board of Directors directs.

                                        By Order of the Board of Directors,

April 7, 1995
Lombard, Illinois
                                        Kevin J. Acker
                                        Chairman of the Board

                         ALL SHAREHOLDERS ARE REQUESTED
                     TO SIGN AND MAIL THEIR PROXIES PROMPTLY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                           WEST SUBURBAN BANCORP, INC.

                           TO BE HELD ON MAY 10, 1995

The undersigned hereby appoints John A. Clark and Duane G. Debs and each or either of them with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of shares that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of West Suburban Bancorp, Inc. to be held at 711 South Meyers Road, Lombard, Illinois on the 10th day of May, 1995 at 8:00 A.M. local time, or at any adjournment or postponement thereof, upon the matters set forth in the Notice of the Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged:

1.   ELECTION OF DIRECTORS.
                        FOR         AGAINST      ABSTAIN
     Kevin J. Acker     / /           / /          / /
     John A. Clark      / /           / /          / /
     Charles P. Howard  / /           / /          / /
     Peggy LoCicero     / /           / /          / /
     David S. Bell      / /           / /          / /


2.   RATIFICATION OF DELOITTE & TOUCHE LLP THE COMPANY'S INDEPENDENT AUDITORS.

                        FOR         AGAINST      ABSTAIN
                        / /           / /          / /

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED UNDER PROPOSAL 1 AND "FOR" PROPOSAL 2.


Dated:                     , 1995
       -------------------

Please Sign Here:
                 -----------------------------------------------------

Print Name:
           -----------------------------------------------------------

NOTE: Please date proxy and SIGN IT EXACTLY AS NAME OR NAMES APPEAR ON THE COMPANY'S RECORDS. ALL JOINT OWNERS OF SHARES MUST SIGN IN ORDER FOR THE PROXY TO BE VALID. State full title when signing as executor, administrator, trustee, guardian, etc. Please return proxy in the enclosed envelope.